UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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1200 Hansen Green Bay, WI 54304 (920) 491-7000
IMPORTANT REMINDER
April 13, 2010
Dear Shareholder:
     We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 28, 2010.
     According to our latest records, we have not received your proxy card for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. Please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience.
     For the reasons set forth in the Proxy Statement, dated March 15, 2010 the Board of Directors recommends that you vote “For” all proposals on the meeting agenda.
     Thank you for your cooperation and continued support.
Sincerely,

Philip B. Flynn
President and Chief Executive Officer

1200 Hansen Green Bay, WI 54304 (920) 491-7000
IMPORTANT REMINDER
April 13, 2010
Dear Shareholder:
     We have previously mailed to you proxy materials relating to the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 28, 2010.
     According to our latest records, we have not received your voting instruction form for this important meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the meeting. Please take a moment to sign, date and mail the enclosed duplicate voting instruction form promptly in the return envelope provided for your convenience.
     For the reasons set forth in the Proxy Statement, dated March 15, 2010 the Board of Directors recommends that you vote “For” all proposals on the meeting agenda.
     Thank you for your cooperation and continued support.
Sincerely,

Philip B. Flynn
President and Chief Executive Officer